UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2013

KITE REALTY GROUP TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-32268	11-3715772
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

30 S. Meridian Street
Suite 1100
Indianapolis, IN		46204
(Address of principal executive offices)		(Zip Code)

(317) 577-5600
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.                      Completion of Acquisition or Disposition of Assets.

On November 6, 2013, Kite Realty Group Trust (“we,” “our,” “us” and the “Company”) filed a Current Report on Form 8-K disclosing that KRG Development, LLC, a wholly-owned subsidiary of the Company, had entered into a purchase and sale agreement (the “Purchase Agreement”) with OZ/CLP Hunter’s Creek LLC, OZ/CLP Lakewood LLC, OZ/CLP Northdale LLC, OZ/CLP Burnt Store LLC, OZ/CLP Portofino LP, OZ/CLP Kingwood Commons LP, OZ/CLP Clay LLC, OZ/CLP Trussville I LLC, OZ/CLP Trussville II LLC, and OZ/CLP Beechwood LLC (collectively, the “Seller”) to acquire a portfolio of nine retail properties (the “Portfolio”) for a gross aggregate purchase price of approximately $307 million in cash (the “Portfolio Acquisition”). The Portfolio consists of nine retail properties with an aggregate total gross leasable area (“GLA”) of approximately 2.5 million square feet, which includes approximately 2.0 million square feet of owned GLA, located in four states in the southern United States.

A description of the material terms and conditions of the Purchase Agreement was included under Item 1.01 of the Current Report on Form 8-K filed on November 6, 2013, and such description is incorporated herein by reference.

On November 27, 2013, we completed the Portfolio Acquisition. The gross aggregate purchase price of approximately $304 million, as reduced by certain adjustments in an aggregate amount of approximately $3 million, in accordance with the terms of the Purchase Agreement, was funded through a combination of net proceeds from a November 2013 equity offering of approximately $217.3 million and net borrowings under our unsecured revolving credit facility of approximately $94.7 million.

In the November 6, 2013 Current Report on Form 8-K, we also disclosed that we had entered into a commitment letter and certain related agreements, dated as of November 1, 2013 and effective November 6, 2013, with KeyBank N.A. which would permit us to draw up to $300 million under a new secured term loan facility (the “Bridge Loan”). Funding under the Bridge Loan, to the extent necessary, would have been provided in a single draw-down concurrent with the closing of the Portfolio Acquisition.  Because we elected not to draw on the Bridge Loan in connection with the closing of the Portfolio Acquisition, there is no further material benefit or obligation for the Company with respect to the Bridge Loan.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information in Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.  We initially used approximately $70.3 million of the net proceeds from our November 2013 equity offering to repay amounts outstanding under our unsecured revolving credit facility, and we used the remaining net proceeds to finance a portion of the Portfolio Acquisition. On November 26, 2013, we borrowed approximately $165.0 million under our unsecured revolving credit facility to finance the remaining portion of the Portfolio Acquisition, including $70.3 million previously repaid with proceeds of the November 2013 equity offering and redrawn. For a description of the terms of the unsecured revolving credit facility, see our Current Reports on Form 8-K filed with the Securities and Exchange Commission on June 9, 2011 and May 4, 2012.

Item 9.01.                      Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The required financial statements for the transaction described in Item 2.01 above will be filed under cover of a Form 8-K/A as soon as practicable and no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The required pro forma financial information for the transaction described in Item 2.01 above will be filed in accordance with Article 11 of Regulation S-X under cover of a Form 8-K/A as soon as practicable and no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KITE REALTY GROUP TRUST

December 3, 2013	/s/ Daniel R. Sink
Daniel R. Sink
Executive Vice President and Chief Financial Officer